Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                               September 30, 2000
                           ---------------------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments                     $12,283,921
  Accounts receivable:
    Customers                                               4,073,646
    Other                                                       6,402
  Deferred income taxes                                        33,614
  Prepayments                                                 722,118
                                                           ----------

          Total current assets                             17,119,701
                                                           ----------

Other property and investments                                 77,144
                                                           ----------

Deferred debits and other assets                               28,339
                                                       --------------


          Total Assets                                    $17,225,184
                                                           ==========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                        $ 2,812,101
  Taxes accrued                                             1,598,856
  Other                                                       448,670
                                                           ----------

          Total current liabilities                         4,859,627
                                                           ----------

Deferred credits and other liabilities                        129,869
                                                       --------------

Stockholder's equity:
  Common stock                                                    100
  Capital surplus                                          25,900,000
  Retained earnings                                       (13,664,412)
                                                          -----------

      Total stockholder's equity                           12,235,688
                                                           ----------


          Total Liabilities & Stockholder's Equity        $17,225,184
                                                           ==========








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                                                                    Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                              Statements of Income
                           --------------------------
                                   (Unaudited)




                                    Three Months     Nine Months
                                        Ended           Ended
                                    Sept. 30,2000    Sept. 30,2000
                                    -------------    -------------


Operating Revenues                    $ 8,627,851     $48,502,090
                                       ----------     -----------

Operating Expenses:

   Power purchased                     13,433,476      49,666,778

   Other operation and maintenance        802,187       2,734,445
                                       ----------      ----------

      Total Operating Expenses         14,235,663      52,401,223
                                       ----------      ----------


Operating Income/(Loss)                (5,607,812)     (3,899,133)


Other Income and Expenses, Net            265,462         625,648
                                       ----------      ----------



Earnings/(Losses) Before
  Income Taxes                         (5,342,350)     (3,273,485)


  Income tax expense/(benefit)         (1,925,257)     (1,077,825)
                                       ----------      ----------


Net Income/(Loss)                     $(3,417,093)    $(2,195,660)
                                       ==========      ==========